Exhibit 28 (e)(19) under Form N-1A

Exhibit 23 under Item 601/Reg. S-K

Exhibit CCC

to the

Distributor’s Contract

Money Market Obligations Trust

Federated Institutional Prime 60 Day Fund
Institutional Shares

The following provisions are hereby incorporated and made part of the Distributor’s Contract dated March 1, 1994, between Money Market Obligations Trust and Federated Securities Corp. (“FSC”) with respect to the Institutional Shares of the Federated Institutional Prime 60 Day Fund.

1. FSC is authorized to select a group of financial institutions (“Financial Institutions”) to sell Shares at the current offering price thereof as described and set forth in the respective prospectuses of the Trust.

2. FSC will enter into separate written agreements with such Financial Institutions to sell Shares as set forth in Paragraph 1 herein.

In consideration of the mutual covenants set forth in the Distributor’s Contract dated March 1, 1994, between Money Market Obligations Trust and FSC, executes and delivers this Exhibit with respect to the Institutional Shares thereof, first set forth in this Exhibit.

Witness the due execution hereof this 1st day of August, 2016.

MONEY MARKET OBLIGATIONS TRUST

By: ___________________________

Name: J. Christopher Donahue

Title: President

FEDERATED SECURITIES CORP.

By: ___________________________

Name: Paul A. Uhlman

Title: President

Exhibit DDD

to the

Distributor’s Contract

Money Market Obligations Trust

Federated Institutional Prime 60 Day Fund

Service Shares

The following provisions are hereby incorporated and made part of the Distributor’s Contract dated March 1, 1994, between Money Market Obligations Trust and Federated Securities Corp. (“FSC”) with respect to the Service Shares of the Federated Institutional Prime 60 Day Fund.

1. FSC is authorized to select a group of financial institutions (“Financial Institutions”) to sell Shares at the current offering price thereof as described and set forth in the respective prospectuses of the Trust.

2. FSC will enter into separate written agreements with such Financial Institutions to sell Shares as set forth in Paragraph 1 herein.

In consideration of the mutual covenants set forth in the Distributor’s Contract dated March 1, 1994, between Money Market Obligations Trust and FSC, executes and delivers this Exhibit with respect to the Service Shares thereof, first set forth in this Exhibit.

Witness the due execution hereof this 1st day of August, 2016.

MONEY MARKET OBLIGATIONS TRUST

By: _________________________

Name: J. Christopher Donahue

Title: President

FEDERATED SECURITIES CORP.

By: ________________________

Name: Paul A. Uhlman

Title: President